AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 2000
                                                       Registration No. 33-99948
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      AND POST-EFFECTIVE AMENDMENT NO. 3 TO
                  FORM S-1 REGISTRATION STATEMENT NO. 33-71554
                               -------------------
                        GS FINANCIAL PRODUCTS U.S., L.P.
             (Exact name of registrant as specified in its charter)

        CAYMAN ISLANDS                                       52-1919759
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                                  P.O. BOX 896
                       HARBOUR CENTRE, NORTH CHURCH STREET
                          GRAND CAYMAN, CAYMAN ISLANDS

                                 (345) 945-1326
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                 GAIL S. BERNEY
                               ANTHONY J. LEITNER
                              GOLDMAN, SACHS & CO.
                                 85 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 902-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 WITH COPIES TO:

        HENRY S. HARFORD                               ROBERT W. REEDER
        MAPLES AND CALDER                             SULLIVAN & CROMWELL
   P.O. BOX 309, UGLAND HOUSE                           125 BROAD STREET
SOUTH CHURCH STREET, GEORGE TOWN                   NEW YORK, NEW YORK 10004
  GRAND CAYMAN, CAYMAN ISLANDS

Approximate Date Of Commencement Of Proposed Sale To The Public: Not Applicable.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       DEREGISTRATION OF UNSOLD SECURITIES

         All debt securities and warrants registered under the Registration Statement on Form S-3, Registration No. 33-99948 (which also relates to Registration No. 33-71544 pursuant to Rule 429 under the Securities Act of 1933) (the "Registration Statement") of GS Financial Products U.S., L.P. (the "Company") that remain unsold are hereby deregistered.

         On November 23, 1999, the Board of Directors of the Company's corporate general partner determined to terminate the Company's obligation to file reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, state of New York, on this 9th day of February, 2000.

                                       GS FINANCIAL PRODUCTS U.S., L.P.,
                                       acting by its corporate general partner
                                       GS Financial Products US Co.



                                       By:  /s/ Brian J. Lee
                                          --------------------------------------
                                          Name:   Brian J. Lee
                                          Title:  Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated:

          SIGNATURE                       CAPACITY                      DATE
                                    position with general
                                          partner


   /s/  Noel B. Donohoe                   Director              February 9, 2000
----------------------------
      Noel B. Donohoe


    /s/ C. Douglas Fuge             Director, President,        February 9, 2000
----------------------------        Principal Financial
       C. Douglas Fuge             Officer and Principal
                                    Accounting Officer


   /s/ Kenneth A. Miller                  Director              February 9, 2000
----------------------------
     Kenneth A. Miller


                                          Director
----------------------------
      Thomas K. Montag


                                          Director
----------------------------
      Mark A. Zurack

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1 to this Registration Statement, solely in the capacity of the duly authorized representative of GS Financial Products U.S., L.P. in the United States, in the City of New York, on the 9th day of February, 2000.


                                            By:   /s/ Brian J. Lee
                                               ---------------------------------
                                               Name:   Brian J. Lee
                                               Title:  Treasurer